Portions of this Amendment to Capacity Purchase Agreement have been omitted based upon a request for confidential treatment. This Amendment to Capacity Purchase Agreement, including the non-public information, has been filed separately with the Securities and Exchange Commission. “[*]” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

Execution Version
AMENDMENT TO CAPACITY PURCHASE AGREEMENT
This Amendment to the Capacity Purchase Agreement (this "Amendment") is dated as of August September 16, 2014, 2014 by and among UNITED AIRLINES, INC., a Delaware corporation (“United”), REPUBLIC AIRWAY HOLDINGS INC., a Delaware corporation (“Parent”), and REPUBLIC AIRLINE INC., an Indiana corporation (“Contractor”).
WHEREAS, the parties previously entered into that certain Capacity Purchase Agreement dated as of May 1, 2012 (as amended previously by the parties thereto, the “Agreement”); and
WHEREAS, pursuant to Section 10.04 of the Agreement, the parties may modify or amend the Agreement; and
WHEREAS, the parties desire to amend the term of the Agreement to provide for the wind-down of Contractor’s operation of Q400 aircraft under the Agreement; and
NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

I.	DEFINITIONS

A.	Defined Terms. Capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.

II.	WIND-DOWN

A.
Subject to the conditions set forth herein, the Q400 Aircraft shall be removed from Regional Airline Services on the schedule set forth in Schedule 1A attached hereto (subject to such date changes as United and Contractor may mutually agree in writing from time to time, each party acting reasonably, to meet each parties’ operational requirements, it being acknowledged that to the extent the delivery of the ERJ-175 aircraft pursuant to the Seventh Amendment to United Express Agreement dated as of the date hereof (the “Seventh Amendment”) between United and Shuttle America Corporation, is delayed, then the removal dates of the Q400 Aircraft shall be commensurately delayed or extended on a day by day basis).

B.	Section 8.03(d) of the Agreement shall be deleted and replaced in its entirety by the following:
“Termination. Upon removal of any Q400 Aircraft from Regional Airline Services, United shall pay Contractor the following amounts: (1) [*]

C.
From and after the effectiveness of this Amendment, and notwithstanding anything in the Agreement to the contrary, United shall schedule the Q400 Aircraft with Denver, Newark and Dulles as hubs from which Contractor shall perform Regional Airline Services under the Agreement, removing first [*] as a hub, then [*] with [*] as the final hub.

D.	Effective [*], (x) Sections [*]of the Agreement shall not apply and (y) the [*] in Appendix 8 to Schedule 3 to the Agreement shall be the tables for [*]through [*] set forth in therein with the [*].

E.
Upon removal of the last Q400 Aircraft from Regional Airline Services under the Agreement, subject to satisfaction of any accrued and unpaid obligations (and any obligations that were to be then performed) and any obligations that expressly survive termination under the Agreement, including, but not limited to, the insurance and indemnification provisions, the Agreement shall terminate.

F.
Contractor represents to United that Contractor’s entering into of, and performance of the transactions contemplated by, this Amendment will not constitute a default under any material agreement to which Contractor is bound, including any lease or mortgage or maintenance agreement applicable to the Q400 Aircraft.

G.	The parties agree that aircraft bearing tail number N199WQ is not a Covered Aircraft, nor will become a Covered Aircraft, under the Agreement.

III.	PAYMENT OF PAST DUE AMOUNTS.
A.  By no later than [*], and in full satisfaction of Contractor’s claims, United agrees to pay unpaid amounts for 2013 and 2014 [*]Reconciled Expenses allegedly due Contractor under the Agreement in the amounts of [*] respectively for such years, for a total of [*], as submitted on invoices provided by Contractor to United as of July 31, 2014.
B. In addition, by no later than [*], and in full satisfaction of Contractor’s claims for invoiced and unpaid [*] of [*] allegedly due Contractor for the EDC Leased Q400 Aircraft, the Short Term EDC Leased Q400 Aircraft, and the Republic Q400 Aircraft as identified on Schedule 1A, United shall pay Contractor such amount of [*].
C. In addition, by no later than [*], and in full satisfaction of Contractor’s other claims for other invoiced and unpaid costs due to Contractor for the Transition Aircraft and other claims relating to past [*] by Contractor or its affiliates pursuant to any written agreement between Contractor or its affiliates and United, United shall pay Contractor the sum of [*].

IV.
PAYMENT FOR HEAVY MAINTENANCE. United acknowledges and agrees that notwithstanding Section II.B of this Amendment, United remains responsible for all Reconciled Expenses relating to maintenance for each Q400 Aircraft as identified in Schedule 3.B.6.(xii) of the Agreement providing Regional Airline Services under the Agreement until such Q400 Aircraft is removed from the Agreement pursuant to the wind-down.

V.	GOVERNMENTAL REGULATIONS. Section 4.02 of the Agreement is hereby amended by the addition of the following language at the end of such section:
"Without limiting the foregoing, Contractor and its subcontractors shall abide by the requirements of 41 CFR §§ 60-1.4(a), 60-300.5(a) and 60-741.5(a). These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities, and prohibit discrimination against all individuals based on their race, color, religion, sex, or national origin. Moreover, these regulations require that covered prime contractors and subcontractors take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, national origin, protected veteran status or disability."

VI.
CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon the last to occur of the following conditions precedent (the satisfaction of the conditions shall be confirmed by an email or other written exchange between Contractor and United confirming that each party agrees that the conditions hereto have been satisfied):

a.	Execution and delivery by Shuttle America Corporation and United of the Seventh Amendment and satisfaction of the conditions precedent thereunder by September 16, 2014; and

b.	Execution and delivery of a master lease agreement between Contractor and Flybe Limited providing for subleasing 24 Q400 Aircraft by September 16, 2014.
VII.     MISCELLANEOUS. Except as otherwise amended herein, the Agreement will remain in full force and effect. The terms of this Amendment are deemed to be incorporated in, and made a part of, the Agreement. This Amendment may be executed in any number of counterparts, by original or facsimile signature, each of which when executed and delivered shall be deemed an original and such counterparts together shall constitute on and the same instrument.
[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have by their duly authorized officers caused this Amendment to be entered into and signed as of the date first written above.

REPUBLIC AIRLINE INC.

By: /s/ Ethan J. Blank________________
Name: Ethan J. Blank
Title: Vice President General Counsel

REPUBLIC AIRWAYS HOLDINGS INC.

By: /s/ Ethan J. Blank________________
Name: Ethan J. Blank
Title: Vice President General Counsel

UNITED AIRLINES, INC.

By: /s/ Gerald Laderman________________
Name: Gerald Laderman
Title: Senior Vice President Finance, Procurement & Treasurer

SCHEDULE 1A

Q400 AIRCRAFT

1.	EDC Leased Q400 Aircraft

Aircraft #	Aircraft MSN	FAA Registration #	Wind-down Date
1	[*]	[*]	[*]
2	[*]	[*]	[*]
3	[*]	[*]	[*]
4	[*]	[*]	[*]
5	[*]	[*]	[*]
6	[*]	[*]	[*]
7	[*]	[*]	[*]
8	[*]	[*]	[*]
9	[*]	[*]	[*]
10	[*]	[*]	[*]
11	[*]	[*]	[*]
12	[*]	[*]	[*]
13	[*]	[*]	[*]
14	[*]	[*]	[*]
15	[*]	[*]	[*]
16	[*]	[*]	[*]
17	[*]	[*]	[*]
18	[*]	[*]	[*]
19	[*]	[*]	[*]
20	[*]	[*]	[*]
21	[*]	[*]	[*]
22	[*]	[*]	[*]
23	[*]	[*]	[*]
24	[*]	[*]	[*]

* Denotes a spare aircraft

2.	Short Term EDC Leased Q400 Aircraft

Aircraft #	Aircraft MSN	FAA Registration #	Wind-down Date
1	[*]	[*]	[*]
2	[*]	[*]	[*]
3	[*]	[*]	[*]

* Denotes a spare aircraft

3.	Republic Q400 Aircraft

Aircraft #	Aircraft MSN	FAA Registration #	Wind-down Date
1	[*]	[*]	[*]
2	[*]	[*]	[*]
3	[*]	[*]	[*]
4	[*]	[*]	[*]